IMPORTANT NOTICE

J.P. Morgan Securities Inc. ("JPMorgan") and the Issuer make no warranties or representations of any kind with respect to the attached collateral information. In no event shall JPMorgan or the Issuer be liable for any use or reliance of such collateral information or for any inaccuracies or errors in such collateral information. These materials have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final offering memorandum relating to the securities.

JPMorgan
Residential Funding Corporation
RASC 2004-KS1
LTV < 50
Group I Strats
108 records
Balance 10,383,897

1. Mortgage Loan Characteristics Summary Report

Aggregate Outstanding Principal Balance	$10,383,897
Number of Mortgage Loans	108
	(Weighted) Average	Minimum	Maximum
Current Principal Balance	$96,147	$14,763	$360,000
Original Loan-to-Value Ratio	39.37%	6.00%	49.00%
Mortgage Rate	7.51%	5.45%	11.50%
Net Mortgage Rate	7.02%	4.87%	10.92%
Remaining Term	314	117	360
Credit Score	613	493	766

2. Product Type

Product Type	Percent of Principal Balance
Fixed Rate	100
Total	100

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3. Lien Position

Lien Position	Percent of Principal Balance
1st Lien	99.9
2nd Lien	0.1
Total	100

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4. Property Type

Property Type	Percent of Principal Balance
Single-Family Detached	79.2
2 to 4 Family Units	15.5
Planned Unit Developments (detached)	2.5
Condo Low-Rise (less than 5 stories)	1.3
Townhouse	1
Manufactured Home	0.5
Total	100

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5. Occupancy Status

Occupancy Status	Percent of Principal Balance
Primary Residence	95.8
Non-Owner Occupied	4.2
Total	100

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6. Loan Purpose

Loan Purpose	Percent of Principal Balance
Equity Refinance	89.8
Purchase	6.3
Rate/Term Refinance	3.9
Total	100

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7. Documentation Type

Documentation Type	Percent of Principal Balance
Full Documentation	70.6
Reduced Documentation	29.4
Total	100

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8. Loans with Mortgage Insurance

Loans with Mortgage Insurance	Percent of Principal Balance
Without MI	100
Total	100

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9. Prepayment Penalty Coverage

Prepayment Penalty Coverage	Percent of Principal Balance
Loans with Prepayment Penalties	78.9
Loans without Prepayment Penalties	21.1
Total	100

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10. Servicing

Servicing	Percent of Principal Balance
Loans serviced by HomeComings	76.9
Loans not serviced by HomeComings	23.1
Total	100

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